Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2014

•Revenue growth of 36% to $1.63 billion
•Organic revenue growth for parts and services of 10.3%
•Net income growth of 24% to a record $104.7 million
•First quarter 2014 diluted EPS of $0.34 ($0.35, as adjusted)

Chicago, IL (April 29, 2014) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the first quarter of 2014 of $1.63 billion, an increase of 35.9% as compared to $1.20 billion in the first quarter of 2013. Net income for the first quarter of 2014 was $104.7 million, an increase of 23.7% as compared to $84.6 million for the same period of 2013. Diluted earnings per share of $0.34 for the first quarter ended March 31, 2014 increased 21.4% from $0.28 for the first quarter of 2013. The Company noted that adjusted diluted earnings per share for first quarter 2014 would have been $0.35 compared to $0.29 for the first quarter of 2013 after adjusting for a net loss resulting from restructuring and acquisition related expenses, loss on debt extinguishment and the change in fair value of contingent consideration liabilities.
“I am proud of our ability to deliver top line and bottom line growth, both organically and through acquisitions, with record revenue and earnings in the first quarter of 2014. I am particularly pleased with our organic revenue growth for parts and services of 10.3%, including 6.4% in North America," stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation.
Balance Sheet and Liquidity
As of March 31, 2014, LKQ’s balance sheet reflected cash and equivalents of $113 million and outstanding debt of $1.73 billion, including obligations outstanding under the Company’s credit facility of $992 million ($450 million of term loans and $542 million of revolver borrowings) and senior notes of $600 million. Total availability under the Company’s credit facility at March 31, 2014 was approximately $1.2 billion.
On March 27, 2014, the Company amended its credit facility to increase the aggregate amount available thereunder from $1.8 billion to $2.3 billion ($1.85 billion under the revolving credit facility and $450 million of term loan availability). The amendment extended the maturity date of the facility from May 3, 2018 to May 3, 2019, and increased the flexibility of certain restrictive covenants, including provisions relating to restricted payments and additional indebtedness. The amendment also reduced borrowing costs under the credit facility by between 25 and 50 basis points (depending on the Company’s leverage) compared to the prior agreement.
Other Events
On January 3, 2014, the Company completed its acquisition of Keystone Automotive Operations, Inc. (“Keystone Specialty”), a leading distributor and marketer of specialty aftermarket equipment and accessories in North America. With the acquisition of Keystone Specialty, LKQ’s financial statements present an additional reportable segment entitled “Specialty.”
In addition to the Keystone Specialty acquisition, during the first quarter of 2014 LKQ made four acquisitions: Knopf Automotive, a supplier of cores and new parts to the automotive aftermarket with locations in nine states; a business in South Carolina with one wholesale salvage yard and one self service retail operation; a paint distributor in the United Kingdom; and a paint distributor in Canada.
LKQ’s European operations opened 11 Euro Car Parts branches in the first quarter of 2014. As of March 31, 2014, the Company operated from 156 Euro Car Parts branches and 26 paint distribution branches in the United Kingdom.
On April 15, 2014, the Company announced that it had signed letters of intent to acquire five Netherlands companies, all of which are customers of and currently serve as distributors for LKQ’s Netherlands subsidiary, Sator Holding B.V. Our preliminary estimate of the aggregate annual revenue of the five companies (after netting existing sales among the companies and Sator) is approximately $180 million. LKQ is targeting the completion of the transactions in the second or third quarter of 2014. The transactions are subject to, among other conditions, negotiation by the parties of definitive agreements and authorization under the Dutch merger control procedure. There are no assurances that definitive terms will be reached, that Dutch merger control authorization will be obtained, or that all or any of these transactions will otherwise be completed.
Company Outlook
The Company is reiterating its February 2014 guidance. Guidance is based on current conditions (including acquisitions completed through March 31, 2014) and excludes the impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); loss on debt extinguishment; and capital spending related to future business acquisitions.

2014 Guidance
Organic revenue growth for parts & services	8.0% to 10.0%
Adjusted net income	$400 million to $430 million
Adjusted diluted EPS	$1.30 to $1.40
Cash flow from operations	Approximately $375 million
Capital expenditures	$110 million to $140 million

Quarterly Conference Call
LKQ will host a conference call and Webcast on April 29, 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.
To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13579155#.

An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 23, 2014. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France and Taiwan. LKQ operates more than 630 facilities, offering its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.
These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks; and

•	other risks that are described in our Form 10-K filed March 3, 2014 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue	$1,625,777	$1,195,997
Cost of goods sold	973,893	694,048
Gross margin	651,884	501,949
Facility and warehouse expenses	126,159	100,246
Distribution expenses	137,329	103,857
Selling, general and administrative expenses	184,530	137,056
Restructuring and acquisition related expenses	3,321	1,505
Depreciation and amortization	26,711	17,697
Operating income	173,834	141,588
Other expense (income):
Interest expense, net	16,118	8,595
Loss on debt extinguishment	324	—
Change in fair value of contingent consideration liabilities	(1,222)	823
Other (income) expense, net	(96)	402
Total other expense, net	15,124	9,820
Income before provision for income taxes	158,710	131,768
Provision for income taxes	54,021	47,176
Equity in earnings of unconsolidated subsidiaries	(36)	—
Net income	$104,653	$84,592
Earnings per share:
Basic	$0.35	$0.28
Diluted	$0.34	$0.28
Weighted average common shares outstanding:
Basic	301,406	298,226
Diluted	305,514	302,937

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2014	December 31, 2013
Assets
Current Assets:
Cash and equivalents	$113,246	$150,488
Receivables, net	577,212	458,094
Inventory	1,255,804	1,076,952
Deferred income taxes	73,822	63,938
Prepaid expenses and other current assets	73,397	50,345
Total Current Assets	2,093,481	1,799,817
Property and Equipment, net	593,867	546,651
Intangibles	2,426,607	2,091,183
Other Assets	95,873	81,123
Total Assets	$5,209,828	$4,518,774
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$384,102	$349,069
Accrued expenses	243,837	198,769
Income taxes payable	27,922	17,440
Contingent consideration liabilities	52,035	52,465
Other current liabilities	32,913	18,675
Current portion of long-term obligations	35,106	41,535
Total Current Liabilities	775,915	677,953
Long-Term Obligations, Excluding Current Portion	1,695,627	1,264,246
Deferred Income Taxes	161,998	133,822
Other Noncurrent Liabilities	105,261	92,008
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 301,811,389 and 300,805,276 shares issued and outstanding at March 31, 2014 and December 2013, respectively	3,018	3,008
Additional paid-in capital	1,021,510	1,006,084
Retained earnings	1,426,295	1,321,642
Accumulated other comprehensive income	20,204	20,011
Total Stockholders’ Equity	2,471,027	2,350,745
Total Liabilities and Stockholders’ Equity	$5,209,828	$4,518,774

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$104,653	$84,592
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,846	19,040
Stock-based compensation expense	6,246	4,949
Excess tax benefit from stock-based payments	(6,813)	(3,002)
Other	545	1,716
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(49,615)	(47,973)
Inventory	(19,021)	9,580
Prepaid income taxes/income taxes payable	39,104	41,838
Accounts payable	(9,336)	(7,911)
Other operating assets and liabilities	3,400	3,604
Net cash provided by operating activities	97,009	106,433
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(33,716)	(21,461)
Proceeds from sales of property and equipment	1,405	432
Investments in unconsolidated subsidiaries	(2,240)	—
Acquisitions, net of cash acquired	(486,736)	(13,264)
Net cash used in investing activities	(521,287)	(34,293)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,377	2,840
Excess tax benefit from stock-based payments	6,813	3,002
Debt issuance costs	(3,753)	—
Net borrowings (payments) of long-term and other obligations	380,776	(73,755)
Net cash provided by (used in) financing activities	386,213	(67,913)
Effect of exchange rate changes on cash and equivalents	823	(1,000)
Net (decrease) increase in cash and equivalents	(37,242)	3,227
Cash and equivalents, beginning of period	150,488	59,770
Cash and equivalents, end of period	$113,246	$62,997

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended March 31,
Operating Highlights	2014		2013
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,625,777	100.0%	$1,195,997	100.0%	$429,780	35.9%
Cost of goods sold	973,893	59.9%	694,048	58.0%	279,845	40.3%
Gross margin	651,884	40.1%	501,949	42.0%	149,935	29.9%
Facility and warehouse expenses	126,159	7.8%	100,246	8.4%	25,913	25.8%
Distribution expenses	137,329	8.4%	103,857	8.7%	33,472	32.2%
Selling, general and administrative expenses	184,530	11.4%	137,056	11.5%	47,474	34.6%
Restructuring and acquisition related expenses	3,321	0.2%	1,505	0.1%	1,816	120.7%
Depreciation and amortization	26,711	1.6%	17,697	1.5%	9,014	50.9%
Operating income	173,834	10.7%	141,588	11.8%	32,246	22.8%
Other expense (income):
Interest expense, net	16,118	1.0%	8,595	0.7%	7,523	87.5%
Loss on debt extinguishment	324	0.0%	—	0.0%	324	n/m
Change in fair value of contingent consideration liabilities	(1,222)	(0.1)%	823	0.1%	(2,045)	n/m
Other (income) expense, net	(96)	(0.0)%	402	0.0%	(498)	n/m
Total other expense, net	15,124	0.9%	9,820	0.8%	5,304	54.0%
Income before provision for income taxes	158,710	9.8%	131,768	11.0%	26,942	20.4%
Provision for income taxes	54,021	3.3%	47,176	3.9%	6,845	14.5%
Equity in earnings of unconsolidated subsidiaries	(36)	(0.0)%	—	0.0%	(36)	n/m
Net income	$104,653	6.4%	$84,592	7.1%	$20,061	23.7%
Earnings per share:
Basic	$0.35		$0.28		$0.07	25.0%
Diluted	$0.34		$0.28		$0.06	21.4%
Weighted average common shares outstanding:
Basic	301,406		298,226		3,180	1.1%
Diluted	305,514		302,937		2,577	0.9%

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	March 31,
	2014	2013	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$873,779	$810,257	$63,522	7.8%
Europe	418,977	212,135	206,842	97.5%
Specialty	176,797	—	176,797	n/m
Parts and services	1,469,553	1,022,392	447,161	43.7%
Other	156,224	173,605	(17,381)	(10.0)%
Total	$1,625,777	$1,195,997	$429,780	35.9%

Revenue changes by category for the three months ended March 31, 2014 vs. 2013:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	2.2%	6.4%	(0.7)%	7.8%
Europe	65.5%	25.3%	6.7%	97.5%
Specialty	n/m	n/m	n/m	n/m
Parts and services	32.6%	10.3%	0.9%	43.7%
Other	9.3%	(19.2)%	(0.1)%	(10.0)%
Total	29.2%	6.0%	0.7%	35.9%

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended
	March 31,
	2014	2013
	(In thousands)
Net income	$104,653	$84,592
Depreciation and amortization	27,846	19,040
Interest expense, net	16,118	8,595
Loss on debt extinguishment (1)	324	—
Provision for income taxes	54,021	47,176
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$202,962	$159,403
EBITDA as a percentage of revenue	12.5%	13.3%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares our revenue and Segment EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2014	2013
	(In thousands)
Revenue
North America	$1,029,299	$983,388
Europe	419,714	212,609
Specialty	177,023	—
Eliminations	(259)	—
Total revenue	$1,625,777	$1,195,997
Segment EBITDA
North America	$146,138	$136,067
Europe	41,155	25,664
Specialty	17,804	—
Total Segment EBITDA	$205,097	$161,731
Deduct:
Restructuring and acquisition related expenses	3,321	1,505
Change in fair value of contingent consideration liabilities	(1,222)	823
Add:
Equity in earnings of unconsolidated subsidiaries	(36)	—
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$202,962	$159,403

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA excludes restructuring and acquisition related expenses, depreciation, amortization, interest, change in fair value of contingent consideration liabilities, taxes and equity in earnings of unconsolidated subsidiaries. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended
	March 31,
	2014	2013
(In thousands, except per share data)
Net income	$104,653	$84,592
Adjustments:
Restructuring and acquisition related expenses, net of tax	2,192	968
Loss on debt extinguishment, net of tax	214	—
Change in fair value of contingent consideration liabilities	(1,222)	823
Adjusted net income	$105,837	$86,383
Weighted average diluted common shares outstanding	305,514	302,937
Diluted earnings per share	$0.34	$0.28
Adjusted diluted earnings per share	$0.35	$0.29

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2014 and 2013, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.